Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-97783, No. 333-72128, No. 333-61136, and No. 333-32684) and Registration Statements on Form S-8 (No. 333-135047, No. 333-106238, 333-90768, 333-80807, 333-56212, 333-32223, 333-11883, 33-35549, 33-72502), Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925, of our report dated March 30, 2007 relating to the financial statements and financial statement schedule of Thoratec Corporation ( which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”), and our report dated March 30, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 30, 2006.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 30, 2007